SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C.  20549
                         SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                      (Amendment No.  )

Filed by the Registrant      X
Filed by a Party other than the Registrant

Check the appropriate box:

X  Preliminary Proxy Statement
   Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
   Confidential, for the use of the Commission only (as permitted by Rule
     14a-6(e)(2)

                  TUCSON ELECTRIC POWER COMPANY
-------------------------------------------------------------------------------
              (Name of the Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*Set forth the amount on which the filing fee is calculated and state how it was determined.




                 TUCSON ELECTRIC POWER COMPANY
                      220 West Sixth Street
                          P.O. Box 711
                      Tucson, Arizona 85702


Charles E. Bayless
Chairman of the Board                              (520) 571-4000

                                                  April    , 1996
Dear Shareholder:

     You are cordially invited to attend the Annual Meeting (the "Meeting") of Shareholders of Tucson Electric Power Company (the "Company") to be held on May 14, 1996. The Meeting will begin at 10:00 a.m., Tucson time, at The Hilton Hotel East, 7600 E. Broadway Boulevard, Tucson, Arizona.

     At the Meeting you will be asked to elect a Board of Directors for the ensuing year, and to approve amendments to the Company's Restated Articles of Incorporation to (a) effect a one-for-five reverse split of the Common Stock; and (b) reduce the number of authorized shares of Common Stock from 200 million to 75 million.

     During the Meeting, a report will be given on the operations of the Company. Directors and officers of the Company will be present to respond to questions that shareholders may have.

     Please fill out, sign, date and return the enclosed Proxy Card promptly. If you attend the Meeting and wish to vote your shares personally, you may revoke your proxy at that time. Your interest is very much appreciated.


                            Sincerely yours,

                            TUCSON ELECTRIC POWER COMPANY




                            Charles E. Bayless
                            Chairman of the Board, President and
                              Chief Executive Officer

                  TUCSON ELECTRIC POWER COMPANY
                      220 WEST SIXTH STREET
                          P.O. BOX 711
                      TUCSON, ARIZONA 85702        (520) 571-4000


      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS MAY 14, 1996

To the Shareholders of
   TUCSON ELECTRIC POWER COMPANY

     Notice is hereby given that the Annual Meeting (the "Meeting") of Shareholders of Tucson Electric Power Company (the "Company") will be held on the 14th day of May, 1996, at the Hilton Hotel East, 7600 E. Broadway Boulevard, Tucson, Arizona, at 10:00 a.m., Tucson time, for the purposes of:

     (1)  electing a Board of Directors for the ensuing year;

     (2) considering and taking action on a proposal for amendments to the Restated Articles of Incorporation which would (i) reduce the number of outstanding shares of Common Stock, no par value ("Common Stock") of the Company through a one-for-five reverse split of the Common Stock, and (ii) reduce the number of authorized shares of Common Stock from 200 million to 75 million; and

     (3) transacting such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The holders of record of Common Stock at the close of business on March 18, 1996, will be entitled to vote at the Meeting and at any adjournments thereof. Proxy soliciting material is first being sent or given to shareholders on April
   , 1996.
                              By order of the Board of Directors,




                              Dennis R. Nelson
                              Secretary

Dated: April    , 1996

IMPORTANT: Your presence at the Meeting is desired, but if you cannot be present, please fill out, sign, date and return the enclosed form of proxy in the envelope provided. Due to the number of shareholders, your cooperation in returning your proxy promptly is essential and will be very much appreciated.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN.


     TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                   PROXY STATEMENT

GENERAL

     This Proxy Statement is being mailed to shareholders in connection with the solicitation, by and on behalf of the Board of Directors of Tucson Electric Power Company (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on May 14, 1996, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any and all adjournments of the Meeting.

     An appropriate form of proxy for execution by shareholders is enclosed.
Any shareholder giving a proxy has the right to revoke the same by giving notice to the Company in writing, directed to the Secretary, or in person at the Meeting at any time before the proxy is exercised.

     The entire cost of the solicitation of proxies will be borne by the Company. Solicitations will be made by the Company primarily by use of the mails. Additional solicitation of brokers, banks, nominees and institutional investors may be made pursuant to a special engagement of Beacon Hill Partners, Inc. at a cost to the Company of approximately $5,000 plus reasonable out-of-pocket expenses. If necessary to obtain reasonable representation of shareholders at the Meeting, solicitations may also be made by telephone, facsimile or personal interview. The Company will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of such stock or request authority for the execution of the proxies, and will reimburse such brokers or other persons for their expense in so doing.
     In accordance with the Company's Bylaws, the Board of Directors has fixed March 18, 1996 as the record date for the determination of shareholders entitled to vote at the Meeting and at any and all adjournments thereof. The stock transfer books will not be closed.

     Representatives of Deloitte & Touche LLP, the Company's independent auditors, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

VOTING OF SHARES

     At March 18, 1996, the Company had outstanding             shares of Common
Stock no par value ("Common Stock"). Holders of TEP Common Stock will be entitled to one vote per share, subject to cumulative voting rights in the election of Directors as described below.

     Under Arizona General Corporation Law, a majority of the shares entitled to vote on any single subject matter which may be brought before the Meeting will constitute a quorum, and business may be conducted once a quorum is represented at the Meeting. Except as otherwise specified by law if a quorum exists, action on a matter other than the election of directors will be deemed approved if the votes cast "For" such matter exceed votes cast "Against" it.

     In the election of Directors, each holder of shares of Common Stock has the right to cumulate his votes by casting as many votes in the aggregate as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected, and he may cast the whole number of such votes for one nominee or distribute such votes among two or more nominees. If a quorum is present, directors are elected by a plurality of the votes cast by the shares entitled to vote. Votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote.

     The shares represented by an executed proxy (i) will be voted for the election of Directors, or withheld if so specified, and (ii) will be voted for or against the proposed amendments to the Restated Articles of Incorporation, or will abstain with respect thereto, all in accordance with the specifications made in said proxy. If no specification is made in said proxy, the proxy will be voted "FOR" the nominees listed herein, and "FOR" the proposed amendments to the Restated Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 18, 1996, the following person was known by the Company to be beneficial owner of more than five percent of the outstanding shares of the Common Stock:

                                             Amount and
                   Name and address           Nature of           Percent of
Title  of Class    of Beneficial Owner    Beneficial Ownership       Class
---------------    -------------------    --------------------    ----------
Common             FMR Corp. ("FMR")        8,094,400 (1)             5.4%
                   82 Devonshire Street
                   Boston, MA  02109



(1) In a statement dated February 14, 1996, filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13(d) of the Securities Exchange Act of 1934, FMR indicated that its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 (the "Act"), is the beneficial owner of 8,094,400 shares of the Common Stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Act.

     All but one of the owner participants in the Company's lease of Unit 1 of the Springerville Generating Station submitted a "no-action" request to the staff of the SEC regarding their status under the Public Utility Holding Company Act of 1935, as amended ("Holding Company Act"). In connection with such "no-action" request, each such owner participant entered into a separate voting agreement with the Company (each, a "Voting Agreement") with respect to the shares of Common Stock and warrants to purchase Common Stock ("Warrants") which such owner participant received as part of the 1992 comprehensive restructuring of the Company's obligations to certain of its creditors, major suppliers and lease participants, as well as the reclassification of all shares of the Company's previously outstanding preferred stock into Common Stock (the "Financial Restructuring"). Under the Financial Restructuring, such owner participants received, in the aggregate, approximately 8.9% of the total number of shares of Common Stock outstanding at the date of the closing of the Financial Restructuring on December 15, 1992 (the "Closing") (but before giving effect to the exercise of the Warrants) and Warrants in an aggregate amount of approximately 6.75% of the total number of shares of Common Stock at the date of the Closing. Each Voting Agreement constitutes an irrevocable proxy of the owner participant directing the Company to vote those shares issued to it under the Financial Restructuring (including shares issuable upon the exercise of the Warrants) in the same proportion as the votes cast for and against any particular matter by the other holders of Common Stock voting on such matter. However, an owner participant has the right to vote or direct the voting of the shares of Common Stock held by it upon the occurrence of any of the following events: (i) a default under the Springerville Unit 1 leases; (ii) a default by the Company in respect of obligations with an aggregate amount in excess of $500,000; or (iii) the institution of bankruptcy or similar proceedings by or against the Company or any of its affiliates. In the event of any sale or disposition of the shares that are subject to a Voting Agreement to a person who is not an owner participant or an affiliate thereof, the shares sold would no longer be subject to that Voting Agreement.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 18, 1996, the number and percentage of shares beneficially owned, along with the nature of such beneficial ownership, by each of the Company's Directors and nominees, the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company during 1995, and all directors and executive officers as a group.

                                              Amount and                  Allocable Amount of
                                               Nature of                 Shares under Deferred
                       Name of                Beneficial    Percent of        Compensation
Title  of Class    Beneficial Owner          Ownership (1)    Class           Stock Plan (2)
---------------    ----------------          -------------  ----------   ---------------------


Common             Elizabeth T. Alexander        2,500 (3)     *                      _
                   Director

Common             Charles  E.  Bayless         31,145 (4)     *                 28,107
                   Chairman, President
                    and CEO

Common             Jose L. Canchola              5,018 (3)     *                  2,018
                   Director

Common             John A. Jeter                 4,500 (3)     *                      _
                   Director

Common             R. B. O'Rielly                3,400 (3)     *                  2,476
                   Director

Common            Martha R. Seger                2,200 (3)     *                  3,854
                  Director

Common            Donald G. Shropshire           3,500 (3)     *                      _
                  Director

Common            H. Wilson Sundt                9,760 (3)(5)  *                      _
                  Director

Common            J. Burgess Winter             10,070 (3)     *                      _
                  Director

Common            Ira R. Adler                  16,172 (6)     *                      _
                  Senior Vice President
                   and Chief Financial Officer

Common            James S. Pignatelli           14,373 (7)     *                      _
                  Senior Vice President

Common            Dennis R. Nelson               7,776 (8)     *                  1,400
                  Vice President, General
                   Counsel and Corporate Secretary

Common            Romano Salvatori                   _         *                  2,763
                  Vice President, Independent Power

Common            All directors and            142,117 (9)     *                 49,612
                  executive officers as a group


 *  Represents less than l% of the outstanding Common Stock of the Company.
(1) Based on information furnished by executive officers and directors. Includes shares subject to options exercisable within 60 days.
(2) Represents stock held in trust under the Deferred Compensation Plan. With the cash compensation deferred, the trust purchases the Common Stock quarterly. Such executive officers and directors are not the beneficial owners of such shares. The next purchase will be on April 17, 1996. The number of shares set forth under such column includes shares purchased through the last quarterly purchase on January 17, 1996.
(3) Includes 2,000 shares subject to options exercisable within 60 days.
(4) Includes 26,145 shares subject to options exercisable within 60 days.
(5) Includes 5,000 shares held by a corporation with which Mr. Sundt is associated.
(6) Includes 14,072 shares subject to options exercisable within 60 days.
(7) Includes 12,373 shares subject to options exercisable within 60 days.
(8) Includes 7,571 shares subject to options exercisable within 60 days.
(9) Includes 121,126 shares subject to options exercisable within 60 days.

                          PROPOSAL 1
                      ELECTION OF DIRECTORS

GENERAL

    Nine Directors are to be elected at the Meeting, to serve for the ensuing year and until their successors shall have been elected and shall have qualified. The votes applicable to the shares represented by executed proxies in the form enclosed, unless withheld, will be cast for the nine nominees listed below, or, in the discretion of the persons acting as proxies, will be voted cumulatively for one or more of such nominees, all of whom are present members of the Board of Directors. All of the nominees have consented to serve if elected. If any nominee becomes unavailable for any reason or a vacancy should occur before the election (which events are not anticipated), it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.

                                                                   Director
                   Name and Principal Occupation              Age    Since
                   -----------------------------              ---   ------

(1)(2)        ELIZABETH T. ALEXANDER, President               56     1995
              and Treasurer of L & C Gourmet Products, Inc., an agricultural product marketing company, and Director of International Marketing of Santa Cruz Valley Pecan Co., since 1982.

             CHARLES E. BAYLESS, Chairman of the  Board       53     1990
             of Directors since January 1992, President and Chief Executive Officer of the Company since July 1990; Senior Vice President and
             Chief Financial Officer of the Company
             from  December 1989 until July 1990;
             Director of Trigen Energy Corporation.

(1)(2)(3)    JOSE L. CANCHOLA, President and Chief            64     1992
             Operating Officer of Canchola Foods Inc., holder of several restaurant franchises in Tucson and Nogales, Arizona, since 1976;
             Founder and Director of Azteca Corn
             Products Corporation from 1969 to 1985;
             National Foundation Coordinator, U.S.
             Department of Commerce, Office of Minority
             Business Enterprise from 1974 to 1976.

(1)(2)(3)    JOHN A. JETER, independent business              65     1994
             consultant since 1991; partner in the
             accounting firm of Arthur Andersen & Co.
             from 1967 to 1991.

(1)(2)(3)    R. B. O'RIELLY, President and Chief              66     1989
             Executive Officer of O'Rielly Motor
             Company, an automobile dealership
             management company, since 1955; Director of Banc One Arizona Corporation and Bank
             One Arizona, N.A.

(2)          MARTHA R. SEGER, Distinguished Visiting          64     1992
             Professor of Finance, American Graduate
             School of International Management from
             1993 to present; John M. Olin Distinguished
             Fellow at the Karl Eller Center for the Study of Private Market Economy at the University of Arizona from 1991 to 1993; Financial Economist and Governor of the Federal Reserve System from 1984 until 1991; Director of Amoco
             Corporation, Xerox Corporation, Kroger
             Company, Fluor Corporation, Amerisure,
             Johnson Controls Inc., and Providian
             Corporation.

(2)          DONALD G. SHROPSHIRE, retired President          68     1992
             and Chief Executive Officer of TM Care,
             consisting of Tucson Medical Center, TMC
             Health Enterprises Inc. and TMC
             Foundation, from 1982 to 1992, having
             served as Administrator of Tucson Medical
             Center from 1967 to 1982; Chairman of the Board of Healthways, Inc. and Partners in
             Health Maintenance, Inc. from 1985 to
             September 1992; Director, First Interstate
             Bank of Arizona, a subsidiary of First
             Interstate Bancorp.

(1)(3)       H. WILSON SUNDT, Chairman of the Board and       63     1976
             Chief Executive Officer of Sundt Corp, a general construction contracting firm, since 1979, having served as President from 1979 until July 1983; Director of
             Magma Copper Company.

(1)(3)       J. BURGESS WINTER, President and Chief           63     1992
             Executive Officer of Magma Copper Company, a copper mining company, since 1988;
             Senior Vice President of Operations of BP
             Minerals America from 1983 to 1988; Vice
             President and General Manager of Inspiration
             Copper from 1976 to 1983; Director of Magma
             Copper Company since 1988.


(1) Member of Nominating Committee.
(2) Member of Audit Committee.
(3) Member of Compensation Committee.

    As noted above, Dr. Seger is a member of the Board of Directors of Providian Corporation. Providian is a debt participant in the Company's leases of Springerville Unit 1 and also holds certain of the Company's first mortgage bonds. Dr. Seger has advised the Company that she does not intend to participate in any deliberations, or actions, of either the Board of Directors of the Company or of the Board of Directors of Providian, with respect to any matter involving the other company.

COMMITTEE FUNCTIONS

    The functions of the Audit Committee are to select and recommend to the Board of Directors a firm of independent certified public accountants to audit annually the financial statements of the Company; to review and discuss the scope of such audit; to receive and review the audit reports and recommendations; to transmit recommendations, if any, of the Audit Committee to the Board of Directors; to review with the internal audit department of the Company, from time to time, the accounting and internal control procedures of the Company and make recommendations to the Board of Directors for any changes deemed necessary in such procedures; and to perform such other functions as the Board of Directors from time to time shall delegate to that Committee. The Audit Committee held four meetings in 1995.

    The functions of the Compensation Committee are to review the performance of the Company's officers and to make recommendations to the Board of Directors with respect to officers' compensation. The Compensation Committee held six meetings in 1995.

    The functions of the Nominating Committee are to interview potential directors of the Company and to nominate and recommend to the shareholders and directors, as the case may be, qualified persons to serve as directors. The Nominating Committee held six meetings in 1995. At such times as director vacancies occur, the Nominating Committee will consider written recommendations for the Board of Directors which have been received from shareholders. Recommendations must include detailed biographical material indicating the candidate's qualifications and also a written statement from the candidate of willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, Tucson Electric Power Company, P.O. Box 711, Tucson, Arizona 85702.

    The Board of Directors held a total of eleven regular and special meetings in 1995. For the year ended December 31, 1995, Mr. Winter attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees upon which he served.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following tables set forth certain information concerning compensation of, stock option grants to, and stock options/SARs held by the Company's Chief Executive Officer and the four most highly compensated executive officers at December 31, 1995.

SUMMARY COMPENSATION TABLE
                                                         Long-Term
                                                       Compensation
                                                          Awards
                                                        Securities       All Other
     Name and                Annual Compensation        Underlying       Compensation
Principal Position    Year   Salary($) Bonus($)      Options/SARs(#)        ($) (2)
------------------    ----   ------------------      ---------------     -------------

Charles E. Bayless    1995  394,905   157,964           87,148               6,750
President and Chief   1994  364,152   186,170           78,437               6,750
Executive Officer     1993  300,061         _                _               8,994

Ira R. Adler          1995  234,808    80,507           44,415               6,750
Senior Vice President 1994  212,572    94,881           38,159               6,750
and Chief Financial   1993  180,045         _                _               8,102
Officer

James S. Pignatelli   1995  234,808    80,507           44,415               6,750
Senior Vice President 1994   65,154    94,881           37,120               2,285
- Business Development

Romano Salvatori      1995  180,001    51,300           28,302               6,750
Vice President        1994   68,308        _                 _                   _
Independent Power

Dennis R. Nelson      1995  170,385    48,792           26,918               6,750
Vice President,       1994  146,426    53,910           22,714               6,750
General Counsel       1993  120,016         _                _               5,401
and Corporate Secretary

(1)Represents amounts awarded under the 1995 Short-Term Incentive Plan for services rendered in 1995. See Report of the Compensation Committee of the Board of Directors on Executive Compensation.
(2)All Other Compensation is comprised of the Company's contributions to the Company's Triple Investment Plan for Salaried Employees (401(k) Plan).



                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                                       Potential
                                                                             Realizable Value at
                      Number of                                                 Assumed Annual
                      Securities      Percent of Total                          Rates of Stock
                      Underlying        Options/SARs                          Price Appreciation
                      Options/SARs       Granted to      Exercise              for Option Term
                        Granted           Employees       Price    Expiration
      Name                (#)           in Fiscal Year    ($/Sh)      Date     5%($)    10%($)
      ----           -------------     ---------------   --------  ----------  -----    ------

Charles E. Bayless      87,148              21.0%          3.25      8/4/05   178,122   451,397

Ira R. Adler            44,415              10.7%          3.25      8/4/05    90,780   230,054

James S. Pignatelli     44,415              10.7%          3.25      8/4/05    90,780   230,054

Romano Salvatori        28,302               6.8%          3.25      8/4/05    57,847   146,595

Dennis R. Nelson        26,918               6.5%          3.25      8/4/05     55,018  139,427

    During 1995, the Compensation Committee granted stock options intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), to the executive officers of the Company with exercise prices equal to the market price of the Common Stock at the date of grant. The options vest ratably over a three year period. The aggregate number of shares attributable to the 1995 grants is 414,579.



      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
             AND FISCAL YEAR-END OPTION/SAR VALUES
                                                               Number of Securities     Value of Unexercised
                                                              Underlying Unexercised        In-the-Money
                                                                 Options/SARs at           Options/SARs at
                                                                Fiscal Year-End (#)      Fiscal Year-End ($)
                       Shares Acquired       Value                  Exercisable/            Exercisable/
      Name             on Exercise (#)(1)  Realized ($)            Unexercisable           Unexercisable
      ----             ------------------  ------------       ----------------------    --------------------

Charles E. Bayless           64,378          8,047                26,145/139,440                0/0

Ira R. Adler                 30,901          3,863                14,072/69,855                 0/0

James S. Pignatelli               _              _                12,373/69,162                 0/0

Romano Salvatori                  _              _                     0/28,302                 0/0

Dennis R. Nelson             12,876          1,610                 7,571/42,061                 0/0

(1) The column indicates the number of securities as to which SARs were exercised. All such SARs that were exercised were paid in cash.


                       PENSION PLAN TABLE
Remuneration
    ($)                       Years of Service
------------                  ----------------
                15        20       25        30        35
                --        --       --        --        --

   125,000    32,910    43,880    54,850   54,850    54,850
   150,000    39,492    52,656    65,820   65,820    65,820
   175,000    46,074    61,432    76,790   76,790    76,790
   200,000    52,656    70,208    87,760   87,760    87,760
   225,000    59,238    78,984    98,730   98,730    98,730
   250,000    65,820    87,760   109,700  109,700   109,700
   300,000    78,984   105,312   131,640  131,640   131,640
   400,000   105,312   140,416   175,520  175,520   175,520
   450,000   118,476   157,968   197,460  197,460   197,460
   500,000   131,640   175,520   219,400  219,400   219,400



    Remuneration is comprised of the officers' average annual compensation during the five consecutive years of employment with the highest compensation within the last 15 years preceding retirement. Compensation is comprised of salary only, shown on the Summary Compensation Table.

    The estimated credited years of service for the Company's most highly compensated executive officers follows:

                                                   Credited
                                                   Years of
            Name                                   Service
            ----                                   --------
       Charles E. Bayless ..................          6
       Ira R. Adler ........................         10
       James S. Pignatelli .................          1
       Romano Salvatori ....................          1
       Dennis R. Nelson ....................         18

    The amount of the pension benefit is equal to a base of 24% of the compensation for 15 years of service, plus 9.7% of such calculated amount. The base percentage increases 1.6% for each additional year of service until a maximum of 25 years of credited service is attained. The estimated benefits shown in the Pension Plan Table are straight life annuities not subject to a reduction for any Social Security benefits. The table also reflects amounts payable under the Excess Benefits Plan which will pay from the general funds of the Company the difference, if any, between the benefits shown in the table above and any benefit payments which may be limited by federal income tax regulations.




DIRECTOR COMPENSATION

    Each Director who is not a full-time salaried employee of the Company received an annual cash retainer of $15,000, $800 for each Board meeting and $600 for each committee meeting attended in 1995. Mr. J. Luther Davis, as Director Emeritus, received monthly compensation in the amount of $2,000. Directors who are salaried employees of the Company do not receive compensation in their capacity as members of the Board of Directors.

EXECUTIVE EMPLOYMENT CONTRACTS

    The Company has employment agreements with 13 officers (including the five most highly compensated officers) which become effective in the event of a change in control of the Company (which includes the acquisition of beneficial ownership of 30% of the Common Stock, certain changes in the Board of Directors, or approval by the shareholders of certain mergers or consolidations or of certain transfers of the Company's assets). The agreements provide that each officer shall be employed by the Company or one of its subsidiaries or affiliates in a position comparable to his current position, with compensation and benefits which, as set forth in each agreement, are at least equal to such officer's then current compensation and benefits, for an employment period of five years after a change in control occurs (subject to earlier termination due to such officer's acceptance of a position with another company, or termination by the Company for cause).

    Following a change in control of the Company, in the event that the officer's employment is terminated by the Company (with the exception of termination due to the officer's acceptance of another position or for cause) or if the officer terminates his employment because of a reduction in position, responsibility, salary or for certain other good reasons, the officer is entitled to severance benefits in the form of (i) a lump sum payment equal to the present value of his salary for the next two years under the agreement, (ii) the present value of the additional amount he would have received under the Retirement Plan if he had continued to be employed for the five-year period after a change in control occurs, (iii) the present value of contributions that would have been made by the Company under the 401(k) Plan if he had continued to be employed for such five-year period, and (iv) the spread on any Company stock options which would have been granted to the officer if he had continued to be employed for two years following such termination. Such officer is also entitled to continue to participate for such five-year period in the Company's health plans, death benefit plans and disability benefit plans. Notwithstanding the above, any payment which is determined to be a parachute payment under the Code shall be limited to the maximum amount permitted to be paid without the imposition of an excess parachute payment excise tax, minus one dollar (and if it shall be determined that the Company has made a payment in excess of this limitation, such excess would become a loan and the officer would be required to repay such amount). Assuming a change in control occurred on December 31, 1995 which resulted in the immediate termination of all five of the Company's most highly compensated officers, the total payments made by the Company pursuant to the said contracts would not be expected to exceed $4,000,000.

              REPORT OF THE COMPENSATION COMMITTEE
                    OF THE BOARD OF DIRECTORS
                    ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for developing and administering the Company's executive compensation policies and programs and making recommendations to the Board with respect thereto. In 1995, the Compensation Committee was comprised of five of the Company's independent outside Directors. The Compensation Committee determines the compensation of the Company's executive officers, including Mr. Bayless and the other senior executives named in the Summary Compensation Table (the "Named Executives"), and sets policies for and reviews the compensation awarded to other key members of management. The Company applies a consistent philosophy to compensation for all executive employees, including the Named Executives.

     COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

    The Company's executive compensation policies and programs generally are intended to (i) relate the compensation of employees to the success of the Company and the creation of shareholder value; and (ii) attract, motivate and retain highly qualified executives. In 1995, the Company continued its compensation program developed in 1994 with the assistance of an external consultant. The program is intended to provide competitive pay levels which are linked to the achievement of the Company's strategic objectives.

    The Company's 1995 compensation program consisted of three components: (i) base salary (ii) short-term incentive compensation and (iii) long-term incentive compensation.

 Base Salaries

    The base salary component of compensation is intended to be competitive with that paid by comparable companies in the electric industry. As noted previously, in developing the compensation program, the Compensation Committee retained an external consultant to conduct a competitive analysis of pay for the Company's officer group. In conducting its analysis for 1995, the consultant used a comparative survey of 15 electric utilities, chosen based on their business and size, with revenues from $.04 billion to $1.6 billion. The Compensation Committee believed the companies participating in the survey are a more appropriate comparison for the Company than the Edison Electric 100 companies used in the Performance Graph set forth following this Report, because the type of business and annual revenues of the companies included in the survey are more closely related to those of the Company. The companies included in the survey were Arizona Public Service Company; Boston Edison Company; Destec Energy, Inc.; Duquesne Light Company; Iowa-Illinois Gas and Electric Company; Louisville Gas and Electric Company; Minnesota Power; Mission Energy Company; NIPSCO Industries, Inc.; PSI Resources, Inc.; Portland General Corporation; SCANA Corporation; Wisconsin Energy Corporation; Wisconsin Power and Light Company; and Wisconsin Public Service Corporation. The external data from that survey was used to develop a market compensation for each executive position. "Market compensation" refers to the average total salary for utility executives as shown in the survey. Base salaries for the Company's executive officers (including Mr. Bayless and the other Named Executives) were set at market compensation levels in January 1995, in recognition of the increasingly competitive environment in the electric industry and the need to continue to attract and retain highly qualified executives, as well as the fact that a substantial portion of each executive's total compensation package is "at-risk," based on the achievement of certain corporate goals. See Short-Term Incentive Compensation and Long-Term Incentive Compensation below. Mr. Bayless received a 6.8% increase in base salary. The other Named Executives received increases ranging from 7% to 14%.

 Short-Term Incentive Compensation

    The Board adopted the Short-Term Incentive Plan to provide compensation for meeting or exceeding specified corporate objectives designed to contribute to the attainment of the Company's long-term strategic plan. Under the Short-Term Incentive Plan, target award levels are set as a percentage of each participant's base salary. In 1995, the percentage for Mr. Bayless was 35% and for the other executive officers ranged from 25-30%. Actual awards can vary from 0 to 150% of the target award level, depending upon the Company's performance in relation to pre-established goals. For 1995, pre-established goals for officers (including Mr. Bayless and the other Named Executives) consisted of three corporate objectives and six operational objectives. Seventy percent of target award levels were based on performance in relation to the corporate objectives and 30 percent of target award levels were based on performance in relation to operational objectives. The corporate objectives consisted of: 1) increasing the Company's intrinsic value, measured by cash flow return on investment; 2) improving profitability and cost management, measured by Operations & Maintenance expenses per kilowatt hour sold; and 3) improving customer and community satisfaction, measured by a customer satisfaction survey. The operational objectives consisted of: 1) utilizing human resources effectively, measured by a formula based on average number of retail customers and total full-time equivalent employees; 2) achieving employee assimilation of corporate values and culture, measured by an employee satisfaction survey; 3) maintaining a safe working environment, measured by a formula based on number of OSHA recordable injuries and illnesses; 4) improving the success of affirmative action/EEO hiring opportunities, measured by a formula based on number of successful candidates meeting affirmative action qualifications; and 5) enhancing service reliability to meet customer needs and expectations, measured by a weighted average forced outage rate and average outage duration in minutes.

    In calculating the percentage of target awards payable, the Compensation Committee established target performance levels for each of the corporate and operational objectives. Minimum performance levels (50%) and exceptional performance levels (150%) were established as well. No credit was given for performance below minimum levels. In order for any incentive compensation to be paid, the Company was required to meet at least the minimum performance levels on each of the corporate objectives. The Company exceeded the minimum performance levels for each of the corporate objectives in 1995. In addition, the Company exceeded the aggregate target levels for the corporate objectives and for the operational objectives. Based upon such performance, incentive compensation was awarded to each of the executive officers (including Mr. Bayless) in the amount of 114% of his or her target award level. Incentive compensation earned in 1995 by Mr. Bayless and the other Named Executives is set forth in the preceding Summary Compensation Table.
 Long-Term Incentive Compensation

    At the recommendation of the Compensation Committee, the Board of Directors unanimously adopted, and, at the 1994 Annual Meeting of Shareholders, the shareholders approved the Tucson Electric Power Company 1994 Omnibus Stock and Incentive Plan (the "Omnibus Plan"). The Omnibus Plan was designed to retain and attract quality employees over the long term in a manner which directly aligns their interests with shareholder interests. On August 4, 1995, the Compensation Committee issued Incentive Stock Options ("ISOs") to all executive officers of the Company including Mr. Bayless and the other Named Executives. In calculating the level of awards to Mr. Bayless and the other executive officers under the Omnibus Plan, the Compensation Committee considered the aforementioned competitive analyses of executive compensation for comparable positions at other companies. Based on such analyses, as well as Mr. Bayless' continuing contribution to the Company's financial recovery and achievement of its long-term strategic goals, the Compensation Committee awarded Mr. Bayless incentive stock options with a total value equal to 35% of his base salary (based on 5% projected appreciation over the term of the options). The total value of stock options issued to other Named Executives ranged from 25% to 30% of base salary. The number of shares covered by the stock option grant to Mr. Bayless was 87,148. The Compensation Committee did not consider the number of options previously granted or outstanding.

    The Compensation Committee does not presently have a policy regarding qualifying compensation paid to executive officers for deductibility under
Section 162(m) of the Code.

                             Respectfully submitted,

                             THE COMPENSATION COMMITTEE
                             H. Wilson Sundt
                             Jose Canchola
                             John A. Jeter
                             R. B. O'Rielly
                             J. Burgess Winter




                  TUCSON ELECTRIC POWER COMPANY
         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
   TUCSON ELECTRIC POWER COMPANY, S&P 500 INDEX, AND EEI INDEX
                 OF 100 INVESTOR-OWNED UTILITIES

The graph showing on the hard copy represents the comparison of five year cumulative total return between Tucson Electric Power Company, the S&P
500 Index, and EEI index of 100 investor-owned utilities.  The graph's
X-axis shows the years 1990 to 1995, and the Y-axis shows dollar values from 0 to 250. The data points are connected by lines with the following markers:
TEP - squares; S&P 500 Index - triangles; EEI index of 100 investor-owned utilities - circles. The datapoints are as follows:

                          1990    1991    1992    1993    1994    1995
                          ----    ----    ----    ----    ----    ----

Tucson Electric
 Power Company            $100    $ 75    $ 42    $ 60    $ 50    $ 54

 S&P 500 Index            $100    $130    $140    $155    $157    $215

 EEI Index of 100
  Investor-owned
  Utilities               $100    $129    $139    $154    $136    $179

Assumes $100 invested on December 31, 1990 in Tucson Electric Power Company Common Stock, S&P Index and EEI Index. It is assumed that all dividends are reinvested in stock at the frequency paid and the returns of each component peer group issuer are weighted according to the issuer' stock market capitalization at the beginning of the period.

                           PROPOSAL 2
                        RECAPITALIZATION

GENERAL

     The Board of Directors of the Company has adopted resolutions approving and recommending to the shareholders of the Company for their approval amendments to the Restated Articles of Incorporation of the Company (the "Articles"), as set forth in Exhibit A hereto (the "Amendments"), which would (i) reduce the number of outstanding shares of Common Stock, through a one-for-five reverse split of the Common Stock (the "Reverse Split") and (ii) reduce the number of authorized shares of Common Stock from 200 million to 75 million (the "Authorized Share Reduction" and together with the Reverse Split, the "Recapitalization").

     If the Recapitalization is approved by the requisite vote of the Company's shareholders, it will become effective at the time (the "Effective Time") of the filing of the Amendments with the Arizona Corporation Commission (the "ACC").

     At and after the Effective Time, each share of the Common Stock without par value issued and outstanding immediately prior to the Effective Time will be reclassified and changed into one-fifth (1/5) of one (1) share of the Common Stock without par value (shares of Common Stock issued and outstanding prior to the Effective Time being hereinafter called "Old Shares" and shares of Common Stock issued and outstanding at and after the Effective Time being hereinafter called "New Shares"); provided, however, that, with respect to each holder of Old Shares such reclassification will be effected on the basis of the total number of Old Shares held by such shareholder and, if such reclassification would result in any holder of Old Shares becoming the holder of a fractional share interest in a New Share, the number of New Shares into which such holder's Old Shares are reclassified will be rounded upward to the nearest whole share. For example, the holder of 100 Old Shares prior to the Effective Time would be a holder of 20 New Shares at the Effective Time. The holder of 101 Old Shares prior to the Effective Time would be a holder of 21 New Shares at the Effective Time.

     Each holder of certificates representing Old Shares will be entitled, upon surrender of such certificates to the Company or any transfer or exchange agent for cancellation, to receive a new certificate or certificates representing the number of fully paid and nonassessable New Shares into which such Old Shares have been reclassified and changed. Until so presented and surrendered, certificates for Old Shares will be deemed for all purposes to evidence the ownership of a number of New Shares into which such Old Shares have been reclassified.

     After the Effective Time, shareholders will be asked to surrender all certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, certificates representing the appropriate number of New Shares will be issued and forwarded to the shareholders. No certificates for New Shares will be issued to a shareholder until such shareholder has surrendered his certificates together with the properly completed and executed letter of transmittal to the Company. Shareholders should not submit their certificates until requested to do
 so.

     In addition to the reclassification of the Common Stock resulting from the Reverse Split, the Authorized Share Reduction will be effected at the Effective Time. At and after the Effective Time, the number of authorized shares of Common Stock will be reduced from 200 million to 75 million.

     Each shareholder's percentage ownership interest in the Company and proportional voting power will remain substantially unchanged after the Effective Time, except for minor differences resulting from adjustments for fractional interests. The rights and privileges of the shareholders will be substantially unaffected by the Recapitalization.

REASONS FOR THE RECAPITALIZATION

     Reverse Split

     The Board believes that the Reverse Split should increase the marketability and liquidity of the Common Stock. The Common Stock is listed for trading on the New York Stock Exchange and the Pacific Stock Exchange. On the record date, the reported closing price of the Common Stock on the New York Stock Exchange
was $   .  The Board believes that a decrease in the number of shares of Common
Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares to a price more appropriate for an exchange-listed security. However, no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split.
     Additionally, although the Company has not yet experienced identifiable problems in the marketability and liquidity of its Common Stock, the Board believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to deal in or follow lower-priced stocks. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by the Reverse Split.

     The text of Article FOURTH of the Articles, as proposed to be amended to effect the Reverse Split, is set forth in Part I of Exhibit A to this Proxy Statement.

     Authorized Share Reduction

     As part of the Recapitalization, the Board of Directors has approved an amendment to Article FOURTH of the Articles to decrease the number of shares of Common Stock which the Company is authorized to issue from 200 million to 75 million so that the number of shares of authorized Common Stock will be significantly reduced while providing for additional flexibility to issue shares of Common Stock in the future. At the Effective Time the number of issued and outstanding shares of Common Stock will be reduced from approximately 160 million to approximately 32 million and therefore it will no longer be necessary for the Company to maintain 200 million authorized shares of Common Stock. Giving effect to the exercise of the Warrants (hereinafter described) and the shares subject to issuance under certain employee benefit plans, the total number of shares of Common Stock issued or reserved for issuance would be
approximately      million.  The Board concluded, however, that the reduction in the number of authorized shares of Common Stock resulting from the Authorized Share Reduction should not be proportionate to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Split. The Board of Directors believes that the increased ratio of authorized shares to issued and outstanding shares resulting from the Recapitalization will provide additional flexibility for the Company to issue additional shares of Common Stock, as the need may arise, in the raising of additional capital for the reduction of debt, for necessary or desirable additions to the Company's electric system and for other corporate purposes. The Board of Directors considers it prudent to increase the relative number of shares which the Company will have authority to issue to assure that the Company has the flexibility to meet its financial needs in the future.

     The Board of Directors considers it to be in the best interests of the Company to have, after the Effective Time, shares of Common Stock of the Company authorized and available for issuance without further action by the shareholders, unless such shareholder action is required by applicable law or the rules of any national securities exchange on which the Company's securities may be listed. The Board of Directors believes it advisable to authorize additional shares of Common Stock now so that if an issuance of such shares is determined to be appropriate in the future, it could be accomplished without the delay and expense involved in obtaining shareholder approval. However, the Company would be required to obtain authorization of the ACC prior to the issuance of any additional shares of Common Stock.

     If the Authorized Share Reduction is approved, shareholders will have no preemptive rights with respect to the additional shares of Common Stock. Such shares will be issued on such terms, at such times and on such conditions as the Board of Directors may determine without further action by the shareholders.
The Board of Directors has neither entered into any negotiations, agreements, or understandings, nor made any other determinations, with respect to the issuance of any shares of such Common Stock, except in connection with the Warrants and certain employee benefit plans.

     While not submitted for approval as such, the relative increase in the amount of authorized Common Stock may be considered an "anti-takeover" device. In the event of any attempted takeover of the Company through tender offer, merger, proxy contest or otherwise, the additional shares could be used to dilute the stock ownership of the hostile takeover party or could be acquired by purchasers who might assist the Board of Directors in opposing a hostile takeover bid. Moreover, the availability of such additional shares in and of itself might have the effect of discouraging an attempt to acquire control of the Company other than through negotiations with the Board of Directors. Except as described in this paragraph and the provisions of Arizona General Corporation Law providing for cumulative voting in the election of directors, there are no provisions of the Articles or Bylaws which would act to discourage a change in control of the Company. The Company has no plans to adopt any measures other than the Authorized Share Reduction which may be deemed "anti-takeover" measures.

     The Board of Directors is not aware of any present efforts by any person to accumulate the Company's capital stock or to obtain control of the Company through tender offer, merger or other business combination, proxy contest or otherwise. The Board of Directors has not formulated any program, nor entered into any agreement or understanding, and has no current intention, to issue any unissued and unreserved shares of Common Stock for the purposes of impeding or preventing any proposed takeover.
     The text of Article FOURTH of the Articles, as proposed to be amended to effect the Authorized Share Reduction, is set forth in Part II of Exhibit A to this Proxy Statement.

WARRANTS

     In 1992, as part of the Company's comprehensive financial restructuring, the Company issued warrants (the "Warrants") for the purchase of approximately 12 million shares of Common Stock at an initial exercise price of $3.20 per share to certain of its creditors. The Warrants are subject to adjustment in the event of, among other things, a combination of the outstanding shares of Common Stock into a lesser number of shares as will occur at the Effective Time as a result of the Reverse Split. At and after the Effective Time, the number of New Shares purchasable upon the exercise of the Warrants will be reduced to approximately 2.4 million (assuming no Warrants are exercised prior to the Effective Date) and the exercise price per New Share will be increased to $16.00. The Warrants will continue to be exercisable at any time through December 15, 2002.

NO DISSENTERS RIGHTS

     Shareholders have no right under Arizona law or under the Articles or Bylaws to dissent from the Recapitalization or to dissent from the rounding up of any fractional interest in New Shares to the nearest whole New Share as a result of the Reverse Split.
CHANGES AFFECTING CAPITAL

     The Common Stock will continue to be without par value following the Recapitalization. After the Effective Time, the number of outstanding shares of Common Stock will be reduced from approximately 160 million to approximately 32 million (assuming that no additional shares of Common Stock are issued after the record date and prior to the Effective Time) and the number of authorized shares of Common Stock will be reduced from 200 million to 75 million.

     The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Recapitalization will not affect the registration of the Common Stock under the Exchange Act. After the Effective Time, trades of New Shares will continue to be reported on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TEP".

FEDERAL INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION

     The following description of Federal income tax consequences is based upon the Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them of the Recapitalization.

     The Company believes that because the Reverse Split is not part of a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Split will have the following federal income tax effects:

     1. A shareholder will not recognize gain or loss upon the reclassification of the Common Stock. In the aggregate, a shareholder's basis in the New Shares will equal such shareholder's basis in the Old Shares.

     2. A shareholder's holding period for the New Shares will be the same as the holding period of the Old Shares.

     3. The Reverse Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code and the Company will not recognize any gain or loss as a result of the Reverse Split.


MISCELLANEOUS

     The Board of Directors may abandon the proposed Recapitalization at any time before or after the Meeting and prior to the Effective Time if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board of Directors may consider abandoning the proposed Recapitalization if it determines, in its sole discretion, that the Recapitalization will adversely affect the ability of the Company to raise capital or the liquidity of the Common Stock, among other things. In addition, the Board of Directors may make any and all changes to the Amendments that it deems necessary in order to file the Amendments with the ACC and give effect to the Recapitalization.
VOTE AND RECOMMENDATION

     If a quorum exists, the proposal to amend the Articles will be approved if the votes cast "FOR" this proposal exceed the voters cast "AGAINST" it. "Abstentions" and broker non-votes (i.e. shares held by brokers, fiduciaries or other nominees which are not permitted to vote due to the absence of instructions from beneficial owners) will be counted as being represented at the meeting for quorum purposes but will not have an effect on the vote.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL AND ADOPTION OF THE RECAPITALIZATION PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE ADOPTION OF THIS PROPOSAL.

                  TRANSACTION OF OTHER BUSINESS

    So far as TEP is aware, no matters other than those described in this Proxy Statement will be acted upon at the Meeting. If, however, any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters.
          SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    Shareholder proposals intended to be presented at the 1997 Annual Meeting
of TEP must be received by TEP no later than December    , 1996 in order to be
eligible for inclusion in the Company's Proxy Statement and the form of proxy relating to that meeting.

                                   By order of the Board of Directors




                                   DENNIS R. NELSON, Secretary

Dated:  April    , 1996

SHAREHOLDERS ARE REQUESTED TO FILL OUT, DATE, SIGN, AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.


                                                        EXHIBIT A


                  TUCSON ELECTRIC POWER COMPANY


                             PART I

        AMENDMENT TO ARTICLE FOURTH OF RESTATED ARTICLES
        OF INCORPORATION TO ADD THE FOLLOWING PARAGRAPHS:

     (1) Each share of the Corporation's Common Stock without par value issued and outstanding immediately prior to the time of effectiveness of this Amendment to the Restated Articles of Incorporation of the Corporation (the "Effective Time") is hereby reclassified and changed into one-fifth (1/5) of one (1) share of the Corporation's Common Stock without par value (shares of Common Stock issued and outstanding immediately prior to the Effective Time being hereinafter called "Old Shares" and shares of Common Stock issued and outstanding at and after the Effective Time being hereinafter called "New Shares"); provided, however, that, with respect to each holder of Old Shares such reclassification shall be effected on the basis of the total number of Old Shares held by such holder and, if such reclassification would result in any holder of Old Shares becoming the holder of a fractional share interest in a New Share, then the number of New Shares into which such holder's Old Shares are reclassified shall be rounded upward to the nearest whole share.

     (2) Each holder of certificates representing Old Shares shall be entitled, upon surrender of such certificates to the Corporation or any transfer or exchange agent for cancellation, to receive a new certificate or certificates representing the number of fully paid and nonassessable New Shares into which such Old Shares have been reclassified and changed. Until so presented and surrendered, certificates for Old Shares shall, except as provided in the following sentence, be deemed for all purposes to evidence the ownership of the number of New Shares into which such Old Shares have been reclassified pursuant to paragraph 1 hereof. The holder of any certificate for Old Shares shall not be paid any distributions payable on the Common Stock to which such holder shall otherwise be entitled until such holder surrenders such certificate in exchange for a certificate or certificates representing New Shares.


                             PART II

        AMENDMENT TO FIRST PARAGRAPH OF ARTICLE FOURTH OF
     RESTATED ARTICLES OF INCORPORATION TO READ AS FOLLOWS:

     FOURTH: The total number of shares of Capital Stock of all classes which the Corporation shall have authority to issue is Seventy-Six Million (76,000,000) shares, divided into:

          One Million (1,000,000) shares of Preferred Stock without par value;
and

          Seventy-Five Million (75,000,000) shares of Common Stock without par value.